Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185881 & No. 333-230148 on Forms S-8 and No. 333-171840, No. 333-249755 & No. 333-277926 on Forms S-3 of ACNB Corporation of our report dated March 14, 2025, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

    /s/Crowe LLP

Washington, D.C.
March 14, 2025